EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED

AT&T

Personalized Next Gen Portal Project

Statement of Work #1

July 10, 2017

May 08, 2017 | Version 01

CONFIDENTIAL TREATMENT REQUESTED

1	Introduction

This Statement of Work #1 (“SOW”) is entered into pursuant to that certain Portal Advertising and Services Agreement between Synacor, Inc. (“Synacor”) and AT&T (“AT&T”) effective as of May 1, 2016, as amended (“Agreement”).  This SOW is effective as of July 10, 2017 (“SOW Effective Date”). Capitalized terms used, but not otherwise defined in this SOW, shall have the meanings ascribed to them in the Agreement.

AT&T currently has a legacy portal destination at my.yahoo.com that displays an AT&T-branded experience when an AT&T subscriber logs in (“Legacy Portal”).

AT&T has requested that Synacor provide a project team (“Project Team”) to provide the following  Custom Portal Services (the “Project”):

•

To develop, integrate, and test a new personalized next generation AT&T web portal to replace the Legacy Portal, which Deliverable shall be based on requirements defined by AT&T (“Personalized Portal”);

•	To host and launch the Personalized Portal; and
•	To migrate the existing users of the Legacy Portal (“Legacy Portal Users”) to the Personalized Portal.

This SOW describes the scope of work, Deliverables and Services that Synacor will provide for this Project.

2	SCOPE OF WORK
2.1	Project Team
2.1.1

Synacor will assign a team of resources to the Project Team to work with AT&T on this project.  Once fully-staffed, and subject to Section 2.1.2 below, the Project Team will be comprised of the resources listed in the table below, having an aggregate equivalent capacity of [*] full-time dedicated personnel (based on approximately 160 work hours per month per person) (the “Project Team Commitment”). The Project Team will work during Synacor’s standard business hours (as applicable for each Service Location in the Agreement) and will be staffed with Synacor Personnel.

Titles (Roles)	#	Key Responsibility
Program Director (Project/Product Owner)	[*]	Key point-of-contact & accountability for the Project and Product
Engineering Managers/Leaders (Scrum Masters)	[*]	Scrum teams and Agile methodology & execution
Architects/Analysts	[*]	Detailed requirements analysis, user stories, backlog grooming, prioritization
UI/UX Designers	[*]	UI/UX Designs
Software Engineers	[*]	Software Development
Quality Engineers	[*]	Software Testing
Total Team Size	[*]

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2.1.2

The exact composition and quantity of members on the Project Team may vary depending on the phase of the Project and the specific needs of that phase.  For example, there may be more architects/analysts required early in the Project when requirements are still being gathered and analyzed, and more quality engineers required as the launch approaches.  In addition, Synacor will ramp up to full capacity within [*] after the SOW Effective Date.  In any event, Synacor may not exceed the Project Team Commitment, unless such change has been approved in a Change Order as further described in Section 2.4 below.

2.1.3

Synacor shall have sole discretion in staffing the Project Team, subject to Section 7.2(c) of the Agreement and Section 5.2 below.  The Project Team may be comprised of existing Synacor Personnel,  and new Synacor Personnel hires. [*] In addition, the work sites of members of the Project Team will be determined by Synacor in its sole discretion, subject to the terms of Section 14 of the Agreement.

2.2	Scope of Services
2.2.1	Overview
(a)

The Project scope for the Custom Portal Services shall include, without limitation, Synacor’s (i) development of the Personalized Portal in accordance with the Specifications [*]; (ii) implementation of the Personalized Portal; and (iii) migration of the Legacy Portal Users to the Personalized Portal.

(b)

Once the Personalized Portal is fully implemented in AT&T’s production environment and Accepted by AT&T, the Personalized Portal shall be considered part of the Portal (as that term is defined in the Agreement) and covered by the ongoing Portal Services described in the Agreement (including the Fourth Amendment to the Agreement) and performed by the Team Members (or the Project Team or any other resources which the  Parties  agree to in writing), as further described in Section 2.2.8 below.

2.2.2	Custom Portal Services and Ownership of Intellectual Property
(a)

The Services required to complete the Project described in this SOW shall be considered Custom Portal Services, which are included in the scope of the Services, as defined in the Agreement. The Custom Portal Services described in this SOW shall be governed by the terms of the Agreement applicable to the Custom Portal Services, unless otherwise expressly stated in this SOW.

(b)

Notwithstanding anything to the contrary in the Agreement, and subject to Section 2.2.2(c) below, AT&T shall own all Intellectual Property Rights in and with respect to [*] Custom IP pursuant to Section 17.2(a) of the Agreement. Upon expiration or termination of the Agreement, Synacor will deliver to AT&T

[*] to the extent that [*] is commercially reasonable and technically feasible. For clarity, AT&T, as the owner of the [*] all Custom IP, shall have unrestricted use of such [*] Custom IP after the termination or expiration of the Agreement, including use in connection with an alternative service or portal provider.

(c)

Synacor shall retain all Intellectual Property Rights with respect to any Materials that (i) Synacor uses in performing its obligations under this SOW, (ii) is either owned by Synacor or licensed to Synacor by an Affiliate of Synacor or a Third Party, and (iii) [*]. The foregoing Materials and Intellectual Property Rights therein shall be considered a part of “Synacor IP.”

(d)	The provisions of Section 17.3(b)(iii) of the Agreement shall not apply to any Custom IP provided under this SOW, and in lieu thereof the following shall apply: [*]
(e)	AT&T hereby grants to Synacor a royalty-free, perpetual, non-exclusive, license to Synacor to use [*].

For purposes of this SOW, a “Custom AT&T Feature” shall mean [*]. The Parties may remove or add to the Custom AT&T Features upon mutual written consent (with email notice and confirmation being sufficient for such purpose).

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2.2.3	Program Director & Product Management Services

The assigned Synacor Program Director will manage the entire Project and act as the primary point of contact for AT&T.  The assigned Program Director will be responsible for the following:

(a)

Project and Product Planning: The Program Director will work with AT&T, and will develop a detailed project/product plan and schedule at the start of the Project, which shall be consistent in all material respects with the Project schedule set forth in Section 2.3 below, and maintain and update the plan and schedule on a weekly basis (“Project Plan”).

(b)

Weekly status meetings/calls: The Program Director will organize and conduct a weekly status meeting with AT&T to report progress against the Project Plan, and to adjust and update the Project Plan as needed upon mutual agreement of the Parties.

(c)	General management and coordination of all Project Team activities as required to complete Project Plan and all Services described in this SOW.
2.2.4	Scrum based Software Development Services

The Project Team will work in 2-weeks sprint-cycles to develop and deliver the Personalized Portal, applying and executing the following practices:

(a)

Product Requirements Management: work with AT&T as needed to capture, define, and prioritize all the product requirements [*] during the SOW Term (especially any critical requirements that MUST be met in order to launch the Personalized Portal) (“Specifications”) into a master product backlog.

(b)

Backlog Grooming: work with AT&T and internally as needed to define, create, review, clarify, analyze, decompose, and break-down requirements into workable user-stories, features, or tasks (“Tickets”) that can be estimated and slotted into a current or upcoming sprint.

(c)	Sprint Planning: work with AT&T and internally to review, evaluate, and decide which Tickets to be included in the current sprint to be started.
(d)

Sprint Execution: conduct daily stand-ups and work day-to-day to complete all the Tickets committed in the current sprint to meet the definition of DONE.  For this project, a Ticket is deemed DONE if ALL of the following criteria has been met:

(i)	The specified work or requirement has been completed or met;
(ii)	The specified Acceptance Criteria for the work or requirement has been met (i.e. reviewed or tested); and
(iii)	The output of the Ticket is ready for release for AT&T review or testing (for example: a design to be reviewed, a user function ready for AT&T to test).
(e)	Sprint Retro-Retrospective: at the end of each sprint, conduct a meeting to review lessons learned and apply any applicable improvement ideas to the next sprint.
2.2.5	Software Release Management Services
(a)

For this Project, Synacor will establish a separate User Acceptance Testing (“UAT”) environment for  AT&T. UAT will be performed in accordance with the procedures set forth in Section 3.9 of the Agreement and, for clarity, each version of the Personalized Platform software provided by Synacor shall be considered, subject to clause (c) below, a Major Deliverable as defined in the Agreement. While Synacor will setup the UAT environment as early as possible in the project, it is likely that it will take several sprints before there will be a version that will be ready for AT&T to conduct any formal UAT.  Based on the weekly status meetings, Synacor and AT&T jointly will decide when the initial version of the Personalized Portal software will be released into the UAT environment.

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(b)

Once Synacor releases a version of the Personalized Portal software into UAT, Synacor will release and install a new version of the Personalized Portal Software into UAT at the end of each subsequent sprint. Synacor will conduct regression testing of any new versions prior to AT&T’s UAT.  On an exception basis, Synacor may release a critical or emergency patch/update into UAT if it is needed to address a critical/blocking UAT issue.

(c)	In lieu of Section 3.9(c) of the Agreement, the following shall apply to any Major Deliverable provided under this SOW:

If Synacor has not delivered a Major Deliverable demonstrating no Nonconformities by the applicable due date, then subject to Sections 13.5 and 21.17 of the Agreement, AT&T may, at its option, do any of the following:

[*]

(d)	Upon completion of UAT, Synacor will release and install the final version of the Personalized Portal software which has been Accepted by AT&T into the production environment (“Final Version”).
2.2.6	User Acceptance Testing Support

The Project Team will work with AT&T to establish both the UAT Entry and Exit Acceptance Criteria:

•	UAT Entry Acceptance Criteria: what Acceptance Criteria must be met before each Personalized Portal software version is deemed ready for AT&T to start UAT.
•	UAT Exit Acceptance Criteria: what Acceptance Criteria must be met before each Personalized Portal software version is deemed ready to exit UAT and be placed into AT&T’s production environment.

Once AT&T starts to conduct User Acceptance Testing, Synacor will start reporting, tracking, and managing software bugs jointly with AT&T.  Reported bugs shall be captured as Tickets and reviewed, prioritized, and slotted into a current or future sprint just like any other requirements or work Tickets that are required by AT&T.

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2.2.7	Implementation & User Migration Services
(a)

As part of the Project Plan described in Section 2.2.3 above, the Project Team will, with AT&T’s input, develop an implementation and user migration plan outlining how the Personalized Portal will be implemented, and how existing Legacy Users will be migrated to the Personalized Portal;

(b)

The Project Team will receive data regarding the Legacy Portal Users from AT&T (“Legacy User Data”), and will map/manipulate it as needed to prepare the Legacy User Data for ingestion into the Personalized Portal, and will input the Legacy User Data such that each Legacy Portal User’s experience is personalized according to the Legacy User Data.

(c)	The Project Team will assist AT&T with AT&T’s development and execution of a customer communications and support plan; and
(d)	Implement the Final Version and migrate the Legacy Portal Users to the fully implemented Personalized Portal in accordance with the timelines set forth in the Project Plan.
2.2.8	Post Launch Software Development and Operations
(a)

AT&T and Synacor will use commercially reasonable best efforts to reach agreement on terms for Synacor’s continued software development of the Personalized Portal after completion of this SOW. Such continued software development may be provided through the Project Team, a subset thereof, or such other means as the Parties mutually determine. AT&T and Synacor will endeavor to reach such agreement prior to expiration of this SOW and, upon such agreement, will set forth the terms thereof in a separately signed Statement of Work.

(b)

In the absence of an agreement defining terms for Synacor’s continued software development of the Personalized Portal after completion of this SOW, such software development tasks will be prioritized [*] and done by the existing Portal Terms defined in the Agreement.

(c)

Once the Final Version of the Personalized Portal is fully implemented into AT&T’s production environment and Accepted by AT&T, and all Legacy Portal Users are migrated by Synacor to the Personalized Portal, then all  further ongoing operations and maintenance tasks, whether pre-launch or post-launch of the Personalized Portal (e.g., infrastructure, hosting, ad operations, monitoring, trouble diagnosis and resolution, etc.) will be done as part of the ongoing Portal Services described in the Agreement and performed by the existing Portal Team.

(d)	AT&T agrees it will not request that Synacor procure, nor will AT&T procure, Content intended exclusively for display on the Personalized Portal.
2.3	Project Schedule
2.3.1

While Synacor will be providing the Project Team, AT&T will assume responsibility for [*].  Throughout the term of this SOW, [*] the Project Team to define, and modify as necessary, the Specifications giving due consideration to actual team capacity and the Project Completion Date (defined below) so that Synacor can reasonably deliver a Final Version that will be ready to implement in AT&T’s production environment and  to which Legacy Portal Users can be fully migrated by the Project Completion Date.

2.3.2

Promptly after the SOW Effective Date, Synacor will work with AT&T to develop, as expeditiously as possible, a set of the initial Specifications for a minimum viable version of the Personalized Portal (the “MVP”) that can reasonably be completed [*] within the resource limits of the Project Team Commitment. Subject to each Party’s approval of such MVP Specifications [*] launch of the  MVP, and completion of migration of the Legacy Portal Users to the MVP, [*] (“Project Completion Date”).

2.3.3

Furthermore, the Parties hereby acknowledge that the launch of the Final Version and the subsequent migration schedule shall fall within allowed Customer Care and IT time windows as defined in Section 1.5(b)(ii) of the Agreement.

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2.3.4

The following is a preliminary high level project schedule since the final scope of the Personalized Portal is still to be determined and finalized [*].  As the Personalized Portal Specifications are finalized during the early portion of the Project, the Program Director will update the Project Plan as needed to reflect any mutually agreed changes.

#	Tasks/Milestones	Weeks
1	SOW Effective Date	[*]
2	Joint Project Kickoff Meeting & Initial Project Plan issued	[*]
3	Product Requirements Definition and Master Backlog creation	[*]
4	Scrum Teams fully staffed	[*]
5	Scrum Teams Sprints #1 thru #11 (2 weeks each)	[*]
6	AT&T User Acceptance Testing	[*]
7	Personalized Portal Ready for Production Launch	[*]
8	Migrate users [*]	[*]
9	Project Completion Date	[*]

2.4	Change Management

AT&T may submit a change request in writing at any time by contacting the Synacor Program Director.  Synacor shall review the change request within [*] days to evaluate potential impact on the Project Scope, Project Team Commitment, schedule, and/or Fees.

For a change request that does not affect the overall Project scope, Project Team Commitment, schedule, and/or Fees, the Synacor Program Director will so notify AT&T in writing (with email notice being sufficient) and will work with AT&T to incorporate the change request as part of this SOW.

For a change request that requires a change to the Project scope, Project Team Commitment, schedule, and/or Fees, the Synacor Program Director shall set forth such change(s) in a written Change Order to this SOW, which will be deemed approved when signed by both Parties hereto.

3	Roles & Responsibilities
3.1	Synacor Responsibilities

For this Project, Synacor will assign a Program Director to manage the entire Project and act as the primary point of contact for AT&T.  The Program Director, along with the Project Team will be responsible for the following:

1.	Overall Project/Product Management and coordination of all internal Synacor activities.
2.	Project Coordination of any joint-activities with AT&T Project Manager and Project Team members.
3.	Development, testing, and deployment of the Personalized Portal into the UAT and AT&T’s production environments.
4.	Support of AT&T during User Acceptance Testing.
5.	Migration of all Legacy Portal Users to the Personalized Portal.
6.	Professional work and conduct on a day-to-day basis required to complete all Services described in this SOW.

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3.2	AT&T Responsibilities

For this project, AT&T shall be responsible for the following:

1.	Overall accountability for [*] requirements to get to launch of the Final Version within the deadlines imposed by Yahoo for migrating the current base of Legacy Portal Users.
2.	Assign someone as an overall AT&T Project Manager and/or Product Manager to act as the principal point of contact for Synacor to coordinate and manage any necessary day-to-day work.
3.	Assign AT&T technical and business subject matter experts as needed to provide any required information for this project.
4.

Provide Synacor with network access to any required development, test, and production environments of AT&T and/or AT&T Agents that are needed for Synacor to conduct Systems Integration and/or Quality Assurance testing.

5.	Provide Synacor with a set of AT&T Test Accounts for the Legacy Portal.
6.	Provide Synacor personnel with reasonable access to any requested information or AT&T staff necessary to complete work assignments.
7.	Provide Synacor personnel with reasonable on-site workspace whenever temporarily on site.
8.	Establish a User Acceptance Test team with a designated UAT leader.
9.	Prepare and Execute a User Acceptance Test Plan with clearly defined entrance & exit criteria.
10.

Providing exports of user data from the Legacy Portal on a regular basis (frequency to be agreed upon by the Parties) during the project until all Legacy Portal Users have been migrated to the Personalized Portal.

11.	AT&T will provide (itself or through Yahoo’s cooperation and assistance) support to Synacor (e.g., data, access to systems, etc.) reasonably required for the migration of the Legacy Portal Users.

In the event AT&T fails to perform the responsibilities set forth above or any other responsibilities described elsewhere in this SOW, Synacor shall be excused from its performance under this SOW to the extent it qualifies as a Synacor Excuse, as set forth in Section 13.5 of the Agreement.

4	Terms, Fees, & Payment Schedule
4.1	Term

This SOW shall commence on the SOW Effective Date, and, unless modified by a Change Order under Section 2.4 above, shall terminate [*] days after all Legacy Portal Users have been migrated to the Personalized Portal (the “SOW Term”). The provisions of Sections  2.2.1(b), 2.2.2, 2.2.8, 4.4 (to the extent payment obligations have accrued prior to termination or expiration), and Section 5 herein, and any other provision that by its nature survives termination, shall so survive termination or expiration of this SOW.

4.2	Fees; Blended Onshore & Offshore based resources
(a)

The Project Team will be [*] and the fees for this project will be calculated [*] based on the number of Project Team members working on the Project staffed in accordance with the terms of this SOW [*] using a [*] rate of [*] (“Fees”).

(b)	For example: at the full team-size of [*] and all members worked full-time that [*].
(c)	Unless the Parties otherwise agree in a Change Order, the Project Team Fee required [*].

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(d)

The core leadership members of the Project Team (Program Director, Architects/Analysts, and Engineering Managers/Leaders) will be staffed [*].  Of those resources, Synacor will ensure there are sufficient personnel available to conduct business with AT&T personnel [*].

4.3	Additional Expenses

Synacor will not invoice AT&T for any actual, out-of-pocket travel-related expenses incurred in its performance of the Services, unless such expenses have been pre-approved by AT&T, passed through to AT&T without markup, and incurred in accordance with AT&T’s travel and expense policy, which may be amended by AT&T at its sole discretion from time to time.  [*]

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4.4	Payment Schedule

Invoices will be issued in USD within [*] for fees and pre-approved expenses incurred [*]. All undisputed fees described in each invoice shall be paid within [*] after AT&T’s receipt of an accurate invoice from Synacor.

5	Additional Legal Terms
5.1

As set forth in the Fourth Amendment to the Agreement, all terms and conditions of the Agreement that apply to the Portal (e.g., search services, revenue shares and other financial terms and conditions, service level commitment, etc.) will apply in the same manner to the Personalized Portal unless expressly provided or amended in this SOW.

5.2

The Parties acknowledge and agree that the Project Team is supplemental to, and not a part of the Portal Team; however, the provisions of Sections 7.2(c) of the Agreement and the provisions of Section 7.5(a), (b), and (c) shall apply to the members of the Project Team. In addition, the provisions of Section 7.5(e) of the Agreement shall apply to [*].

5.3

The Parties hereby agree that the Damages Cap set forth in Section 19.1 (Direct Damages) of the Agreement shall not apply to [*]. For clarity, once the Final Version of the Personalized Portal is fully implemented in AT&T’s production environment and Accepted by AT&T, the Damages Cap set forth in Section 19.1 (Direct Damages) of the Agreement, subject to the exclusions in Section 19.3 (Exclusions) of the Agreement, shall apply to Synacor’s ongoing provision of the Portal Services in connection with the Personalized Portal under the Agreement.

5.4

Except as otherwise amended in this SOW, the terms of the Agreement shall govern. In the event of a conflict between the terms of this SOW and the terms of the Agreement, the terms of the Agreement shall control.

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6	Agreement and Approval

The following signatures indicate mutual agreement and approval of this SOW.

AT&T SERVICES, INC.		SYNACOR, INC.

Signature	/s/ Benjamin Carroll	/s/ Himesh Bhise

Name	Benjamin Carroll	Himesh Bhise

Title	AVP	Chief Executive Officer

Date	July 10, 2017	July 10, 2017

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Exhibit 1

Custom AT&T Features

[*]

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